Exhibit 99.1

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020	Brad Miles ext. 17 (media inquiries)
www.genaera.com	(212) 477-9007

Genaera Corporation Appoints John A. Skolas as Chief Financial Officer, General

Counsel and Secretary

Plymouth Meeting, PA—October 21, 2003,—Genaera Corporation (NASDAQ: GENR) today announced that John A. Skolas has joined the Company as Senior Vice President, Chief Financial Officer, General Counsel and Secretary.

“We are delighted to have John join our management team at Genaera,” noted Roy C. Levitt, President and Chief Executive Officer. “John brings to us extensive business, financial and legal expertise, coupled with an exceptional operations leadership background. John’s experience is a timely addition at this inflection point for our business given the outstanding recent data on squalamine, our anti-angiogenic therapy, in development for wet age-related macular degeneration and cancer. We are looking forward to working closely with John as a part of our management team to move the Company forward as we pursue strategic business transactions for our programs, including partnerships and collaborations.”

Mr. Skolas has previously served as Chief Financial Officer at three development stage biotechnology companies, ValiGen N.V, Coelacanth Corporation, and PhytoWorks, Incorporated. From 1988 to 1999 he served in various capacities at EMI Group Inc., a subsidiary of EMI Group plc, including five years as President for the Americas. EMI Group Inc. operated as a shared services subsidiary and corporate office, providing treasury, finance, tax, insurance, M&A, legal and other services to US subsidiaries of EMI Group plc. Prior to joining EMI Group Inc., Mr. Skolas was a partner in a private law firm. He holds a J.D. from the University of Wisconsin, an M.B.A. from Harvard Business School, and holds a CPA certificate from the Iowa Board of Accountancy.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for cancer and eye disease; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results and future clinical development plans and prospects for squalamine (for lung cancer, prostate cancer and in other indications), the IL-9 antibody program and the small molecule mucoregulator program. You may identify some of these forward looking-statements by the use of words in the statements such as “anticipate,” “develop,” “continuing,” and “progress,” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates, including squalamine and LOMUCIN™, may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, including MedImmune, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.